UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2023

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Committee”) of the Board of Directors of RE/MAX Holdings, Inc. (the “Company”), with the assistance of Company management, conducted a competitive process to select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Committee invited multiple firms to participate in this process including KPMG LLP (“KPMG”), which has served as the Company’s independent registered public accounting firm since 2003.

As a result of this process, following the review and evaluation of proposals from participating firms, on March 7, 2023, the Committee approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, subject to completion of EY’s standard client acceptance procedures. On the same date, the Committee approved the dismissal of KPMG as the Company’s independent registered accounting firm.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2021 and December 31, 2022 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2021 and December 31, 2022, and in the subsequent interim period through March 7, 2023: (i) there were no disagreements with KPMG (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement; and (ii) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the foregoing disclosures and requested that KPMG furnish the Company with a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of KPMG’s letter dated March 13, 2023 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

As set forth above, on March 7, 2023, concurrent with the dismissal of KPMG as the Company’s independent registered public accounting firm, the Committee approved the engagement of EY as Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2023, and signed an engagement letter with EY on March 13, 2023.

During the Company’s two most recent fiscal years ended December 31, 2021 and December 31, 2022, and during the subsequent interim period preceding EY’s engagement, neither the Company, nor anyone on its behalf, has consulted EY with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter of KPMG to the SEC, dated March 13, 2023, regarding statements included in this Current Report on Form 8-K
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: March 13, 2023	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer